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                                                                   EXHIBIT 10.29

A CONTRACT FOR THE OPENING OF A CURRENT CREDIT ACCOUNT TO BE SIGNED BY:

1. BBVA BANCOMER, A LIMITED LIABILITY COMPANY AND MULTIPLE BANKING INSTITUTION, THE FINANCIAL GROUP BBVA BANCOMER, AS THE CREDIT GRANTING INSTITUTION, HEREINAFTER REFERRED TO AS "BANCOMER", REPRESENTED BY MISS EMMA LAREDO SANCHEZ AND MR. LUIS ANTONIO VILLA TORRIJOS;

2. BRIGHTSTAR DE MEXICO, A LIMITED LIABILITY COMPANY WITH A VARIABLE SHARE CAPITAL, HEREINAFTER REFERRED TO AS "THE CLIENT", REPRESENTED BY MR. GABRIEL ANGELES BLANCAS AND MR. EMILIO CARLOS LOMNICZI STRUBERT;

GOVERNED BY THE FOLLOWING DECLARATIONS AND CLAUSES.

                                  DECLARATIONS

I. BY MEANS OF HIS REPRESENTATIVES, "THE CLIENT" HEREBY DECLARES:

1. that his representatives have been duly granted the necessary powers and faculties to sign and execute this contract in his name and on his behalf, the said powers not having been revoked nor modified in any way;

2. that the company is duly constituted in accordance with the laws of the country and that, in accordance with its company purpose, it is dedicated to the supply, purchase and sale and marketing in general of cellular telephones;

3. that the company and the assets comprising the company are up to date in the payment of all debts, obligations, taxes and duties for which it is liable;

4. that no actions or proceedings which may affect the legality of this contract are pending nor is there any likelihood that such may be instituted against the company in any way which may do so;

5. that the financial statements which have been submitted to "BANCOMER" are an appropriate description of the current financial situation of the company, as are the results of their operations for the period defined thereto in accordance with the generally accepted and normally applied principles of accounting, and that no significant change has taken place in the company's financial conditions;

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6. that "BANCOMER" has signed a contract for an at sight bank deposit in dollars and in a Checking Account (hereinafter known as the "CHECKING ACCOUNT") identified by the number 452383691.

II. BY MEANS OF THEIR REPRESENTATIVES, "BANCOMER" HEREBY DECLARES:

1. that it is a limited liability company duly constituted in accordance with the laws of Mexico and authorized to operate as a multiple banking institution, and is duly empowered to sign and execute this contract;

2. that its representatives have been granted sufficient powers to act in its name and on its behalf in the signing and execution of this contract, the said powers not having been revoked nor modified in any way;

3. that having taken account of the declarations made by "THE CLIENT" it is prepared to open credit in favor of "THE CLIENT".

Having regard to the above declarations, the parties hereby allow themselves to be bound by the following stipulations:

                                     CLAUSES

SUM OF MONEY.

ONE. By virtue of this contract "BANCOMER" opens in favor of "THE CLIENT" a current credit account up to the sum of US$25,000,000.00 (twenty-five million dollars), the money to be legal tender in the United States of America (hereinafter referred to as the "Loan").

"THE CLIENT" shall be obliged to repay to "BANCOMER" the sums provided in Dollars, in the same foreign currency. If "BANCOMER", in accordance with what has already been agreed to, shall find themselves unable to obtain the sums in Dollars, then "BANCOMER" shall be under no obligation make the outlay in Dollars.

The limit of the credit shall not include interest, interim interest, fees, additional charges and any other costs, which "THE CLIENT" shall be obliged to pay to "BANCOMER" in accordance with this contract.

"THE CLIENT" shall make use of the Loan in accordance with the form, terms and conditions laid down in this contract.

The Loan shall be granted in accordance with the provisions of the General Law on Securities and Credit Operations, in the form of the opening of a Current Credit Account.

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PURPOSE.

TWO. "THE CLIENT" shall undertake to use the sum of the loan solely to reinforce his working capital.

LIFE OF THE CONTRACT.

THREE. The life of the contract shall be for 12 (TWELVE) months counting from the date of the signing of this contract.

The conclusion of the contract notwithstanding, the contract shall remain legally in force until such time as "THE CLIENT" shall have paid off all the sums for which he is responsible in their entirety.

LOAN PAYMENTS.

FOUR. During the life of this contract the Loan shall be payable to "THE CLIENT" in whole or in part insofar as it be permitted by the liquid assets of "BANCOMER" and/or of its subsidiaries, agencies or the offices it may hold abroad, or of the funding sources designated by "BANCOMER" and subject to the following:

(i) that there be no reason or motive on the part of "THE CLIENT" which may be deemed a breach of his obligations as laid down in this instrument;

(ii) that "THE CLIENT" shall present to "BANCOMER" with a least 3 (three) working days' notice a letter requesting payment of the loan signed by "THE CLIENT", or where appropriate by his representative(s).

It shall be understood that the payments which "THE CLIENT" shall undertake shall not in their entirety exceed the total sum of the Loan.

The loan repayments which "THE CLIENT" shall undertake in accordance with this contract shall be credited to the "CHECKING ACCOUNT" which "BANCOMER" shall have set up for them.

"THE CLIENT" may make fund transfers before the date set for the payment of the monies provided, being empowered to make such payment, as long as this contract shall not have terminated, in the form thereto agreed upon for his benefit.

On any occasion on which "THE CLIENT" shall desire to repay the Loan in whole or in part, he shall reach an agreement with "BANCOMER" as to the dates of the partial payment of the capital (hereinafter referred to as "Partial Payment Date"), which shall not be less than 2 (two) nor greater than 180 (one hundred and eighty) days, nor, where appropriate, greater than the termination date of the Loan. The Partial Payment

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Dates thus agreed upon shall be stated in promissory notes which "THE CLIENT"
shall sign for "BANCOMER" for each sum.

The promissory notes to be signed shall be in accordance with article 170 of the General Law on Securities and Credit Operations and with this contract and shall under no circumstances exceed the period of the life of the said contract.

PAYMENT OF THE PRINCIPAL

FIVE. During the life of this contract, "THE CLIENT" shall be obliged to repay to "BANCOMER" the sums he shall have used, making payments to "BANCOMER" by way of the principal, in the form laid down in this instrument, that is to say, on the due date for each payment.

Should a date for the repayment of the principal not be a working day, the payment shall be made on the working day immediately following.

ORDINARY INTEREST

SIX. During the life of this contract "THE CLIENT" shall be obliged to pay "BANCOMER", ordinary interest on the outstanding principal of the Loan, which shall be calculated at an annualized rate which shall be equal to the LIBOR rate (to be defined below) plus THE POINTS WHICH BY JOINT AGREEMENT THE PARTIES SHALL DEFINE IN THE DOCUMENT WHICH COVERS THE RELEVANT PAYMENT.

The interest shall accrue from the date of the payment of the Loan in whole or in part and must be paid in accordance with the time period, sum and rate corresponding to the payment, in advance of the moment of each payment to "BANCOMER".

Should it occur that any date for the payment of interest not be a Working Day (this term to be defined below), the said payment shall be made on the Working Day immediately following, the interest to be recalculated accordingly.

For the purposes of this contract:

A "WORKING DAY" shall be deemed to mean, leaving aside Saturdays, Sundays or holidays, any day on which the main offices of the credit institutions in Mexico, the City of London, England and New York City, N.Y., United States of America, are open to the public for the carrying out of banking operations.

The "FINAL PAYMENT DATE" shall be deemed to mean the expiry of the period during which this contract is in force.

The "INTEREST PAYMENT DATE" shall be deemed to mean the first date of each Interest Period.

"INTEREST PERIOD" shall be deemed to mean, in respect of the Loan, the number of calendar days included between each one of the dates on which "THE CLIENT" shall have the loan available and the Partial Payment Dates which the parties shall agree upon for the repayment of the Loan, it being understood that the Interest Periods thus

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defined shall not be less than 2 (two) days and not more than 180 (one hundred and eighty) days on a basis of which interest which shall give rise to the outstanding sum total of the principal shall be calculated. Any Interest Period which is in force on the Final Payment Date shall conclude precisely on the said date.

The "LIBOR (LONDON INTERBANK OFFERED) RATE" shall mean the annual interest rate offered by the main banks on the London Interbank market as the rate for deposits in Dollars for a period of up to 180 days, at approximately 11.00 a.m. (London time), which shall be published 48 (forty-eight) working hours (in London, England) before the beginning of each Interest Period on the LIBOR 01 page of the REUTERS INFORMATION SYSTEM, OR ALSO ON THE BTMM PAGE OF THE BLOOMBERG SYSTEM, both for the deposits in US Dollars or the currency replacing them, should the said pages cease to be published.

The aforementioned LIBOR rate will be rounded, should the figure arrive at five decimal places or more, to the nearest figure with four decimal places. For this purpose, a five shall be rounded up to the ten immediately higher.

Should the Bank of Mexico cease to use the LIBOR rate as the reference rate and even if it should continue to be published, the Bank of Mexico shall define a substitution rate for the above mentioned LIBOR rate, starting from the date established by the bank itself, plus the percentage points indicated above and with the same calculation system.

Should the Bank of Mexico fail to determine a substitution reference rate for the LIBOR rate, the Cost of Pick up on credit of Liabilities Denominated in Dollars (CCP Dollars - to be defined below) shall be used as a substitution rate, plus at least one percentage point in addition to the figure agreed for LIBOR, should it occur for some reason that the Bank of Mexico ceases to accept CCP Dollars as a reference rate, and even if it should continue to be published, the rate set by the Bank of Mexico as a substitution for this latter shall be accepted and shall be published on the Working Day immediately prior to the beginning of the Interest Period in question, plus the percentage points allowed in the first part of this paragraph.

"CCP Dollars" refers to the Cost of Pick up on Credit of Liabilities denominated in Bank of Mexico US Dollars which the Bank of Mexico shall calculate and publish in the Official Gazette of the Federation (Republic of Mexico).

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Should it occur that none of the rates indicated above be published, the parties are in agreement that a further accord amending this contract shall be signed the purpose of which shall be to set the rate of interest applicable thereto. This shall take place within a period of time not longer than 20 (twenty) calendar days, by which day "BANCOMER" shall have communicated the said circumstance to "THE CLIENT".

Should the parties not reach an agreement regarding the substituted rate applicable within the period of time agreed above, this shall be deemed cause for the early expiry of this contract. In this case "THE CLIENT" shall be obliged to repay to "BANCOMER" the sum of the Loan outstanding plus additional sums on the date of the aforementioned expiry, as long as in the contrary case the outstanding sum shall yield interim interest in accordance with that which is agreed upon in this instrument, the basis thereto being taken as the most recent ordinary rate applicable to this Loan.

To calculate the ordinary interest for each Interest Period, the annualized interest rate applicable shall be divided by 360 (three hundred and sixty) and the result multiplied by the number of calendar days which compose the Interest Period in question. The resulting rate shall be multiplied by the outstanding sum of the Loan and the product shall be sum which "THE CLIENT" shall pay to "BANCOMER" by way of interest on every Interest Payment Date.

INTERIM INTEREST.

SEVEN. Should it occur that "THE CLIENT" does not punctually pay any sum of money he should to "BANCOMER" in accordance with this contract, with the exception of interest, the said sum of money shall yield interim interest from the date on which the payment is due until the sum is paid in full. The interest shall be accrued daily, shall be payable at sight and in accordance with an annualized rate equal to the figure arrived at by multiplying the ordinary interest rate by 3 (three).

To calculate interim interest, the annualized interim interest rate applicable shall be divided by 360 (three hundred and sixty) and the quotient shall be applied to outstanding and due sums, thus producing the interim interest for each day, which "THE CLIENT" shall be obliged to pay according to the terms of this contract.

COMMISSION.

EIGHT. "THE CLIENT" shall be obliged to pay the following to "BANCOMER":
Commission for opening the Loan equivalent to the sum of US $3,000.00 (three thousand dollars) which shall be paid on the occasion of the first Loan payment. For the purposes of the above, "THE CLIENT" shall irrevocably empower "BANCOMER" to collect the said commission, plus the relevant VAT, from the sum of the Loan.

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PLACE AND FORM OF PAYMENT.

NINE. All payments of the principal, interest and other sums which "THE CLIENT" must make to "BANCOMER" in respect of this contract shall be made in NEW YORK, N.Y., UNITED STATES OF AMERICA, AS PAYMENTS INTO ACCOUNT NUMBER 400-001942 (FOUR ZERO ZERO DASH ZERO ZERO ONE NINE FOUR TWO) AT THE JP MORGAN CHASE BANK IN NEW YORK CITY, N.Y., AT 270 PARK AVENUE 10017, NEW YORK, N.Y., (WHEN THE FUNDS IN QUESTION ARISE FROM THE ASSETS HELD BY "BANCOMER") at the latest by 11.00 a.m. (New York City time) on the date on which the said payments are to be made, in Dollars and in freely transferable and payable funds, or into any other account which "BANCOMER" shall communicate in writing and in good time to "THE CLIENT".

ADDITIONAL SERVICES FOR THE CLIENT.

TEN. A minimum of two days before the date on which payment must be made "THE CLIENT" may request that "BANCOMER" pay the sum relating to the relevant repayment, interest and extras arising from this contract into any checking account in NATIONAL CURRENCY of which "THE CLIENT" shall inform "BANCOMER" with a view to the latter purchasing in free foreign exchange over the counter the sum of Dollars necessary to cover the amount of the said obligations on behalf of and on the order of "THE CLIENT", and lodge the necessary funds in the "BANCOMER" office abroad in order that they in their turn may undertake the necessary payment obligations in the name of "THE CLIENT".

That which is agreed to in the above paragraph shall be understood solely and exclusively as a service which "BANCOMER" offers to "THE CLIENT", and not as though the payment of loans and the like is being made in the Republic of Mexico, such that "THE CLIENT" shall expressly accept that the place(s) of payment abroad is that (those) laid down in this agreement, and that, should it occur that "BANCOMER" not be provided with the necessary funds in time and in the correct form, they must execute the payment in question on their own account.

TAX.

ELEVEN. All sums which "THE CLIENT" must pay arising from this Loan operation and from the payments in Dollars shall be paid in Dollars, without deductions, free of any sums withheld, taxes, duties, etc., of any kind whatsoever which may be imposed or levied at any time or by any authority. Should it occur that some applicable law shall oblige "THE CLIENT" to make any of the said deductions, the sums to be received by "BANCOMER" shall be increased by the same amount in order to ensure that "BANCOMER" shall receive in full the sums due to them arising from this operation.

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"THE CLIENT" shall, when legally required, provide "BANCOMER" with the relevant evidence of payments and sums withheld, evidence which must comply with the legal requisites thereto applied by the Law, or, where necessary, evidence that the same has been replaced by official provision.

SPECIAL OBLIGATIONS.

TWELVE. During the life of this contract, and as long as payment arising therefrom shall be made, "THE CLIENT" shall be obliged to discharge the following obligations:

OBLIGATIONS TO UNDERTAKE

1. To deliver to "BANCOMER" his duly passed annual financial statements within the 180 calendar days following the closing of the financial year.

2. To deliver to "BANCOMER" within the 45 calendar days following the closing of each half-year, his internal financial statements which shall include a balance sheet, profit and loss statement and breakdown reports of their main credit and debit accounts.

3. Inform "BANCOMER" within ten working days of any event which may affect or shall affect or prejudice the current financial situation of their business, or which may affect any of the reasons for early payment dates in this contract, and shall further inform them of any actions and measures taken in respect of this.

OBLIGATIONS NOT TO UNDERTAKE

In the absence of prior written authorization from "BANCOMER", "THE CLIENT" may not:

1. Contract liabilities with financial costs of which the sums and securities relating thereto may affect the payment obligations laid down in this contract.

2. Grant loans and/or securities to third parties or subsidiary companies which may affect the payment obligations laid down in this contract.

3. Merge with or separate from other companies even if they are subsidiaries or members of his own company group.

COSTS.

THIRTEEN. All justifiable and reasonable costs, including where necessary charges levied by the Public Legal Officials and Registration fees to be settled by "BANCOMER" arising from this Loan operation, shall be covered by "THE CLIENT".

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Should it occur that "THE CLIENT" shall not within a period of 10 (ten) calendar days following the date of the signing of this contract have paid the sums arise from this contract by way of costs, fees and duties, he shall expressly and irrevocably authorize "BANCOMER" to charge them to his CHECK ACCOUNT, it being understood that, if he does not have sufficient funds in his account, he shall be obliged to reimburse these sums to "BANCOMER" within a period of ten calendar days counting from the date of the payment which "BANCOMER" has made, and shall furthermore be obliged to pay the interim interest agreed to in this document for every day which the payment of these sums is late.

REASONS FOR ADVANCE PAYMENT

FOURTEEN. The period of time for the payment of the Loan and the accessory sums related thereto shall be deemed to have arrived in advance should any of the following cases occur:

1. If "THE CLIENT" shall default in the fulfillment of any of his obligations laid down in this document, including the obligations to undertake and not to undertake laid down in this document, if he breach other contracts or obligations which he have contracted or may in the future contract with "BANCOMER".

Regardless of the above, the Loan shall terminate in the cases laid down in article thirty one of the General Law on Securities and Credit Operations.

AUTHORIZATION.

FIFTEEN. "THE CLIENT" shall ratify the authorization which he previously expressly and irrevocably granted to "BANCOMER" in a separate document to seek from the National or Foreign Credit Information Company(ies) they may deem necessary all information relating to his credit record. Likewise, "BANCOMER" shall continue to be authorized to make periodical reviews and communicate to the said company(ies) information on the credit record they may deem necessary in terms of the Law Regulating Credit Information Companies and authorize limitations or extensions for the purposes of this operation to the clauses of the account contracts. The said authorization shall remain in force for at least three years counting from the date of signing or as long as there shall exist a legal relationship with "BANCOMER". "THE CLIENT" has stated that he fully understands the nature, scope and consequences of the information which shall periodically be required in respect of his financial and credit status.

TRANSFER OF CREDIT.

SIXTEEN. This contract shall take effect as soon as it has been signed by "THE CLIENT" and "BANCOMER" and subsequently shall apply to "THE CLIENT" and

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"BANCOMER" and their respective successors and transferees, whatever shall be the case. "THE CLIENT" may not transfer his right or obligations in accordance with this contract, nor interest therein, without prior agreement in writing from "BANCOMER". "BANCOMER", for their part, shall have to right to transfer or negotiate this Loan and the promissory notes relating thereto and in the measures relating to the said transfer, the transferee shall hold the same rights and benefits in respect of "THE CLIENT" as he would hold if he were "BANCOMER" in this contract.

LIMITATIONS AND COMPLAINTS

SEVENTEEN. Within the terms of Article 294 of the General Law on Securities and Credit Operations, it is expressly agreed that "BANCOMER" shall reserve the right to lodge complaints about or limit this contract at any moment by written advice thereto delivered to "THE CLIENT".

ADDRESSES

EIGHTEEN. The parties hereby state that for the purposes of this contract their addresses are as follows:

"BANCOMER" is located at Avenida Universidad 1200, Colonia Xoco, Delegacion Benito Juarez, P.O. Box 03339.

"THE CLIENT" is located at Avenida Industria No. 10, Colonia Pueblo de los Reyes, P.O. Box 54075, Tlalnepantla, Mexico State.

"THE CLIENT" must inform "BANCOMER" of any change of address at least ten (10) days before the change takes place. Should he fails to do so, all information, notifications and other legal or extralegal obligations to be undertaken at the address shown thereon, in this clause, shall be deemed to have fully taken effect.

ENFORCEMENT ORDER

NINETEEN. This contract, together with the statement of account certified by the "BANCOMER" accountant, shall stand as an enforcement order, in accordance with the provisions of article 68 of the Law on Credit Institutions.

RULING

TWENTY. This contract is an international operation in which the specification of the currency as Dollars and the payment in that currency are essential, and Dollars shall be deemed to be the currency applicable in all cases for the fulfillment of the obligations upon "THE CLIENT" arising from this contract. "THE CLIENT's" payment obligations shall be deemed fulfilled only to the extent that sums paid in other currencies or in other locations, presumably in accordance with a ruling or for some other reason, shall, on being converted into Dollars in accordance with ordinary banking procedures, cover the sums in Dollars owed in accordance with this contract.

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If, in order to obtain a ruling from a court, whether for the payment of a sum owed and payable or in the implementation of a ruling handed down previously, it shall become necessary to convert a sum payable in Dollars under this contract to another currency (the "other currency"), the exchange rate to be used shall be that at which "BANCOMER" would have been able to buy Dollars using the other currency by means of ordinary banking practices on the working day immediately preceding that on which the payment must be made in accordance with the final ruling. "THE CLIENT's" obligations regarding any sum set down in Dollars which he may owe to "BANCOMER" in accordance with this contract, shall only be deemed fulfilled, notwithstanding any ruling expressed in the other currency, by the sum in dollars which "BANCOMER" can acquire by means of normal banking practices on the working day immediately following the receipt by "BANCOMER" of any sum payable in accordance with the said ruling in the aforementioned other currency; and "THE CLIENT" shall agree, as an independent obligation and notwithstanding any ruling in another currency, that if the sum in Dollars purchased in any form is lower than the sum originally owed in Dollars to "BANCOMER", to compensate "BANCOMER" for the said loss, and "BANCOMER" shall agree that if the sum of Dollars purchased in the said form shall exceed the sum originally owed to "BANCOMER", the latter shall repay the surplus to "THE CLIENT".

LAWS AND COURTS.

TWENTY-ONE. This contract shall be governed by the laws of the United States of Mexico, particularly as regards the Law on Credit Institutions, the General Law on Securities and Credit Operations, and their supplementary laws.

Likewise, in all matters regarding the interpretation, execution and fulfillment of this contract, the parties shall be subject to the jurisdiction of the Laws and Courts of MEXICO CITY, FEDERAL DISTRICT, expressly waiving the rights accorded them by any present or future domicile.

                               STATUS AND OFFICERS

BBVA BANCOMER, A LIMITED LIABILITY COMPANY, MULTIPLE BANKING INSTITUTION, FINANCIAL GROUP BBVA BANCOMER, herewith define their legal status by means of document No. 28948, dated July 14th, 1997, signed before Notary Public No. 156 of the Federal District, Mr. Rogelio Magana Luna, at which time the articles of association of BBVA BANCOMER, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER, registered in the Public Business Registry of the Federal District, on Mercantile Folio 64010, dated August 5th, 1997, were certified.

Document number sixty-six thousand and twenty-two dated November 16th, 2000, signed before Notary Public number one hundred and thirty-seven of the Federal District, Mr. Carlos de Pablo Sema, registered in the Public Businesses register of the Federal District on the same Mercantile Folio on December 14th, 2000, provides evidence of the change of name from Bancomer, S.A., Institucion de Banca Multiple

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to "BBVA BANCOMER", SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO
FINANCIERO BBVA BANCOMER.

Miss EMMA LAREDO SANCHEZ and Mr. LUIS ANTONIO VILLA TORRIJOS hereby sign as representatives of the creditor party BBVA BANCOMER, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER, in their capacity as attorneys, as laid down in Public Documents numbers 71243 of February 20th, 2002 and 68204 of July 3rd, 2001, signed before Notary Public number 137 of the Federal District, Mr. CARLOS DE PABLO SERNA.

BRIGHTSTAR DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, is a company duly constituted in accordance with the Laws of the Land; as stated in Public Document number 82600 of October 12th, 1999, signed before Notary Public number 89 of the Federal District, Mr. Gerardo Correa Echegaray, registered with the Property and Business Registry of the Federal District, on Mercantile Folio No. 256865 on September 8th, 2003.

Mr. GABRIEL ANGELES BLANCAS hereby signs this contract in representation of the duly authorized BRIGHTSTAR DE MEXICO, A LIMITED LIABILITY COMPANY OF VARIABLE SHARE CAPITAL, in his capacity as ATTORNEY, as laid down in Public Document No. 8396 of 29th May, 2000, signed before Notary Public number 89 of the Federal District mentioned above and registered with the Public Commerce Registry of the Federal District, on Mercantile Folio 256865 on April 17th, 2000, duly empowered for this purpose, who on oath to tell the truth declares that until the moment of signing this contract, such powers have in no way been revoked or limited.

Mr. EMILIO CARLOS LOMNICZI STRUBERT hereby signs this contract in representation of the duly authorized BRIGHTSTAR DE MEXICO, A LIMITED LIABILITY COMPANY OF VARIABLE SHARE CAPITAL, in his capacity as ATTORNEY, as laid down in Public Document No. 94593 of June 19th, 2003, signed before Notary Public number 89 of the Federal District mentioned above and registered with the Public Commerce Registry of the Federal District, on Mercantile Folio 256865, duly empowered for this purpose, who on oath to tell the truth declares that until the moment of signing this contract, such powers have in no way been revoked or limited.

OFFICIALS CONCERNED:

Miss EMMA LAREDO SANCHEZ, of age, Mexican, single, born in Mexico, Federal District, Bank Officer, domiciled at Avenida Universidad No. 1200, Colonia Xoco, Mexico 03339, Federal District, both he [sic] and his client up to date in the payment of Income Tax, appears in this contract as representative of the Creditor.

Mr. LUIS ANTONIO VILLA TORRIJOS, of age, Mexican, married, born in Mexico, Federal District, Bank Officer, domiciled at Avenida Universidad No. 1200,

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Colonia Xoco, Mexico 03339, Federal District, both he and his client up to date in the payment of Income Tax, appears in this contract as representative of the Creditor, BRIGHTSTAR CDE MEXICO, S.A. DE C.V.

Mr. GABRIEL ANGELES BLANCAS, Mexican, born in Mexico, Federal District, 42 years of age, married, the entrepreneur, with the same domicile as "THE CLIENT", both he and his client up to date in the payment of Income Tax, appears in this contract as representative of the Borrower, BRIGHTSTAR DE MEXICO, S.A DE C.V.

Mr. CARLOS EMILIO LOMNICZI STRUBERT, Austrian, born in Buenos Aires, Argentina on March 25th, 1968, a businessman with the same domicile as his client, both he and his client up to date in the payment of Income Tax, appears in this contract as representative of the Borrower, BRIGHTSTAR DE MEXICO, S.A DE C.V.

Drawn up and signed in Mexico City, DF, on January 5th, 2004.

CREDITOR                                             BORROWER

/s/ Emma Laredo Sanchez                              /s/ Gabriel Angeles Blancas
/s/ Luis Antonio Villa Torrijos                      /s/ Emilio Carlos Lomniczi

BBVA BANCOMER SOCIEDAD                               BRIGHTSTAR DE MEXICO
ANONIMA INSTITUCION DE BANCA                         SOCIEDAD ANONIMA
MULTIPLE GRUPO                                       DE CAPITAL VARIABLE
FINANCIERO, BBVA BANCOMER                            MR. GABRIEL ANGELES
MISS EMMA LAREDO SANCHEZ                             BLANCAS AND MR. EMILIO
AND MR. LUIS ANTONIO VILLA                           CARLOS LOMNICZI
TORRIJOS                                             STRUBERT
ATTORNEYS                                            ATTORNEYS

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DOCUMENT NUMBER : (010503) zero, one, zero, five, zero, three

In Mexico City, Federal District, on the * day of the month of January in the year two thousand and three THERE APPEARED BEFORE ME, JORGE TOLENTINO VALLEJO, Public Inspector Number Twenty-one of the Federal District, acting in my capacity as Public Functionary duly authorized by the law, FOR THE FIRST PART "BBVA BANCOMER", A LIMITED LIABILITY COMPANY, MULTIPLE BANKING INSTITUTION, FINANCIAL GROUP BBVA BANCOMER, HEREINAFTER REFERRED TO AS "BBVA BANCOMER", REPRESENTED FOR THE PURPOSES OF THIS DOCUMENT BY THE LAWYERS EMMA LAREDO SANCHEZ AND LUIS ANTONIO VILLA TORRIJOS, BRIGHTSTAR DE MEXICO, S.A. DE C.V., HEREINAFTER REFERRED TO AS "THE CLIENT"; represented by their attorneys, Mr. GABRIEL ANGELES BLANCAS AND Mr. EMILIO CARLOS LOMNICZI STRUBERT.

I. As declared above, the parties state that they have signed a Loan Contract, as attached to this document and forming an integral part thereof.

II. The parties duly appear and ratify this document before the undersigned Public Inspector, agreeing that it is the faithful expression of their will, the content and signature of the Contract mentioned in the previous point.

III. They recognize the signatures affixed thereto as being theirs, having been written with their own hands and being the same as those they use in all documentation and business, a declaration they make on oath to tell the truth, and for greater evidence they herewith sign this document in my presence.

IV. They state that the powers they exercise have not been revoked nor modified in any way, and hence were valid at the time of this ratification.

*fifth * Testate: Three "invalid", four "VALID".

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Consequent upon the above statements, I, THE UNDERSIGNED PUBLIC INSPECTOR, STATE
THAT:

ONE: I am assured of the identity of the persons appearing before me and that I believe that they are empowered to sign the contract and bind themselves and that I deem them legally capable such that I find in them no appearance of natural incapacity and have received no notification that they are under any prohibition, and they have produced documentation consisting of photographs with their signatures, photocopies of which have been added to the copy in the archive relating to this document.

TWO: Miss EMMA LAREDO SANCHEZ and Mr. LUIS ANTONIO VILLA TORRIJOS are not personally known to me and in my judgement are empowered to sign contracts and bind themselves in that I find in them no evident incapacity thereto nor have received any information that they are under any prohibition.

THREE: The undersigned is satisfied with the status and officers set down in the body of the document which forms the subject of this ratification, as reproduced as if incorporated into the document itself, all the representatives having declared on oath that the legal authority and powers with their clients are invested through which they act have neither been revoked nor modified in any way, and hence are valid as of this day.

FOUR: The persons appearing before me have ratified each and every part of the content and signature of the Contract, declaring that it is the true expression of their will, as are the signatures affixed thereto.

FIVE: I have read out, explained and directed those appearing before me the content and legal force of this document, and since they are in agreement with each and all of its parts, they have signed it in the presence of and together with the Inspector on the fifth day of the month of January of the year two thousand and four.

SIX: This document shall be produced in triplicate, one copy remaining in the possession of the Public Inspector, the others to be given to each of the parties.

CREDITOR                                    BORROWER

/s/ Emma Laredo Sanchez                     /s/ Gabriel Angeles Blancas
/s/ Luis Antonio Villa Torrijos             /s/ Emilio Carlos Lomniczi


BBVA BANCOMER, SOCIEDAD                     BRIGHTSTAR DE MEXICO.
ANONIMA INSTITUCION DE                      SOCIEDAD
BANCA MULTIPLE GRUPO                        ANONIMA DE CAPITAL
FINANCIERO, BBVA                            VARIABLE. Mr. GABRIEL
BANCOMER.                                   ANGELES BLANCAS AND Mr.
Miss EMMA LAREDO SANCHEZ                    EMILIO CARLOS LOMNICZI
AND Mr. LUIS ANTONIO                        STRUBERT, ATTORNEYS
VILLA TORRIJOS, ATTORNEYS

           PUBLIC INSPECTOR NUMBER TWENTY-ONE OF THE FEDERAL DISTRICT
                           Mr. JORGE TOLENTINO VALLEJO